Exhibit 99.1

BERKSHIRE HILLS REPORTS GROWTH IN SECOND QUARTER EPS TO $0.52
EARNINGS FROM CONTINUING OPERATIONS INCREASED 8%
QUARTERLY DIVIDEND INCREASED BY 7% TO 15 CENTS PER SHARE

PITTSFIELD, MA — July 27, 2007 — Berkshire Hills Bancorp, Inc. (NASDAQ:BHLB) reported second quarter 2007 net income of $4.6 million ($0.52 per diluted share) compared to $4.5 million ($0.51 per diluted share) in 2006.  Second quarter net income from continuing operations increased by 8% to $4.6 million in 2007 from $4.2 million in 2006.  Second quarter results in 2007 included $0.5 million in higher costs related to the New York de novo branch program, and revenues in 2006 were reduced by $0.4 million due to a one-time delay in the Federal Home Loan Bank (FHLB) dividend.

For the first half of the year, Berkshire reported 2007 net income of $9.5 million ($1.07 per diluted share) compared to $9.3 million ($1.06 per diluted share) in 2006.  First half 2007 earnings included after-tax charges of $1.1 million ($0.12 per diluted share) related to Berkshire’s ten branch de novo program in the New York region.  After-tax de novo branch program charges totaled $0.4 million ($0.05 per diluted share) in the first half of 2006.

Recent highlights include the following (income comparisons are to prior year, balance sheet comparisons are to prior quarter):

•                  Announced agreement to acquire Factory Point Bancorp in Manchester Center, Vermont

•                  Announced planned 7% increase in quarterly cash dividend to 15 cents per share

•                  552% increase in insurance commissions and fees

•                  28% increase in deposit and wealth management fees

•                  18% annualized growth in average demand deposits

•                  7% annualized growth in average loans, with 10% growth in average commercial loans

•                  The new credit commitment pipeline rose to a record quarter-end level of $127 million

•                  7% annualized growth in average deposits excluding planned runoff of brokered time deposits; 5% annualized growth in total average deposits;

•                  Nonperforming assets were 0.42% of assets at quarter-end

•                  Annualized net charge-offs were 0.14% of average loans for the quarter

•                  Opened the tenth New York region branch, in the town of Glenville

Michael P. Daly, President and Chief Executive Officer, stated, “Berkshire produced a 19% increase in second quarter revenues, which led to an 8% increase in earnings from continuing operations and higher earnings per share, which totaled $0.52 for the quarter.  Non-interest income rose to 31% of revenue, primarily due to the benefit from our recent insurance agency acquisitions.  Our diversified fee income growth has more than offset the ongoing impact of tighter interest margins, which we had anticipated.  Growth in average loans and deposits continued in the second quarter, benefiting from our new branding as “America’s Most Exciting BankSM”.  We have also opened four new branches this year in our New York region.  Reflecting the momentum of our franchise growth, I am pleased to announce a 7% increase in the quarterly cash dividend to stockholders.”

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Mr. Daly continued, “Our most exciting news in the second quarter was the announcement of our merger agreement with Factory Point Bancorp of Manchester Center, Vermont.  We are progressing well with our plan to complete this acquisition within another three months, subject to the receipt of all stockholder and regulatory approvals.  The addition of these seven branches in the attractive Southern Vermont market will bring our total branch count to 38, and our total office count to 48 including our 10 insurance offices.  This is an increase from 11 offices just a little more than two years ago and results from our balanced approach to acquisitions along with organic and de novo growth.  While the costs of our de novo New York branch region constrain our current earnings growth, we view this as a valuable investment in our franchise in New York’s growing Capital region and Tech Valley.”

Mr. Daly concluded, “Our loan performance has remained good.  Berkshire does not engage in subprime lending programs and does not purchase investment securities backed by subprime mortgages.    We manage our risk profile to maintain a high quality loan portfolio in order to support steady long run earnings growth.  Our continuing long run performance was recognized by the Boston Globe in May when, for the seventh year in a row, Berkshire was recognized as one of the 100 top performing Massachusetts-based public companies.”

DIVIDEND INCREASE

The Board of Directors declared a 7% increase in the quarterly cash dividend to $0.15 per share from $0.14 per share.  The dividend will be distributed to stockholders of record at the close of business on August 6, 2007, and payable on or about August 20, 2007.

FINANCIAL CONDITION

Total average assets increased at a 6% annualized rate in the second quarter, compared to the linked quarter.  Near the end of the second quarter, the Company reduced its commercial business loans by $23 million due to the outplacement of certain balances which had grown to require fully monitored asset based lending which is outside of the Company’s current risk management parameters.  Due to this decrease at quarter-end, there was no significant change in total period-end assets or loans compared to the prior quarter-end.  The change in loan composition also contributed to the lower loan loss provision during the quarter.  Despite this outplacement, Berkshire produced 10% annualized growth in average commercial loans.  Berkshire’s commitments for new credit originations more than doubled during the quarter, climbing to a record quarter-end total of $127 million as of June 30, 2007.

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Asset quality remained well controlled during the quarter.  Berkshire does not offer subprime lending programs.  The average FICO scores on its consumer auto loans have increased in each of the last four quarters, reaching an average of 730 in the most recent quarter.  The annualized rate of net loan charge-offs was 0.14% during the quarter.  There was no significant increase in total nonperforming assets during the quarter.  Nonperforming assets measured 0.42% of total assets at quarter-end.  Nonperforming assets totaled $9.1 million, and included one $6.0 million commercial relationship which has an improving outlook based on recent developments.  All other nonperforming assets were 0.14% of total assets, and accruing delinquent loans were 0.36% of total loans at quarter-end.  The loan loss allowance measured 1.11% of total loans at mid-year, compared to 1.14% at the start of the year.  This change included the impact of the previously noted outplacement of commercial business loans, which had a higher allowance component.  The Company had no foreclosed real estate at mid-year.

Average deposits increased at a 7% annualized rate during the second quarter, excluding planned runoff of brokered time deposits assumed in the Woronoco acquisition.  Total average deposits increased at a 5% annualized rate.  Towards the middle of the quarter, the Company changed its time account pricing strategy and as a result, time accounts and total deposits declined at quarter-end compared to the prior quarter.  Reflecting these pricing changes, the increase in the cost of deposits in the quarter was the lowest it has been in the last four quarters.  Total average demand deposit balances increased at an 18% annualized rate during the second quarter, reflecting Berkshire’s promotional emphasis on these lower-cost transaction accounts with the highest cross sales potential.

Quarter-end stockholders’ equity increased by $3 million (5% annualized) to $266 million due primarily to the benefit of retained earnings.  Tangible book value per share increased at a 7% annualized rate to $16.40, while total book value per share increased at a 3% annualized rate to $30.12.  The ratio of tangible equity to assets increased during the most recent quarter to 7.1% from 6.9%, while the ratio of total equity to assets increased to 12.3% from 12.1%.

RESULTS OF OPERATIONS

Second quarter net income from continuing operations increased by 8% to $4.6 million in 2007 from $4.2 million in 2006.   Second quarter results in 2007 included $0.5 million in higher costs related to the New York de novo branch program.  Net income in the second quarter of 2006 included $0.2 million in net income from discontinued operations representing contingency payments received from the sale of Berkshire’s technology subsidiary in 2005.  Second quarter revenues in 2006 were reduced by $0.4 million due to a delay in the FHLB dividend, which was not received until the third quarter of 2006.

Total second quarter net revenue increased year-to-year by $3.6 million (19%), including a $0.6 million increase in net interest income and a $3.0 million increase in non-interest income.  Berkshire recorded a $3.2 million increase in insurance fee income due to the acquisition of five insurance agencies in the fourth quarter of 2006.

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Adjusting for the delayed FHLB dividend, second quarter net interest income increased by $0.2 million (1%) in 2007 compared to 2006.  The net interest margin decreased to 3.15% from 3.16% in the second quarter of 2006 and from 3.24% in the first quarter of 2007.  Average earning assets increased at a 7% annualized rate compared to the linked quarter, which partially offset the impact of margin compression.  The benefit from the higher loan commitment pipeline and from deposit pricing changes is expected to contribute to net interest income in the second half of the year.  The Company is also promoting lower-cost transaction accounts to help offset margin pressures and to provide increased cross-selling opportunities.

Total second quarter fee income increased by $3.7 million (130%) in 2007 compared to 2006.  This included a 552% increase in insurance fees.  The 29% increase in deposit fees was primarily related to overdraft income.  Wealth management fees increased by 25%, and total assets under management increased at a 27% annualized rate in the second quarter to $544 million at mid-year 2007.  The revenues from Berkshire’s acquired insurance agencies have a seasonal component and are typically higher in the first and second quarters of the year.  Second quarter non-interest income in 2006 included $529 thousand in net gains on the sale of securities; there were no securities gains recorded in the most recent quarter.

The second quarter provision for loan losses was $100 thousand in 2007 compared to $600 thousand in 2006.  For the first six months, the provision was $850 thousand in 2007 compared to $890 thousand in 2006.  The provision for the most recent quarter included the impact of the outplacement of certain commercial loan balances and the change in loan composition as previously discussed.

Second quarter non-interest expense increased year-to-year by $3.5 million (30%).  This increase included $2.1 million related to acquired insurance operations and $0.5 million related to growth in the New York de novo branch program.  The remaining $0.9 million increase represented an 8% increase related to other increased staff and general costs of the Company’s expansion.  The effective tax rate in 2007 was 32% compared to 31% and 32% in the second quarter and first half of 2006, respectively.

CONFERENCE CALL

The Company will conduct a conference call at 10:00 A.M. eastern time on Monday, July 30, 2007. President and Chief Executive Officer Michael P. Daly and Interim Chief Financial Officer John S. Millet will discuss highlights of the Company’s second quarter financial results, along with guidance about expected financial results. Information about the conference call follows:

Dial-in:	1-877-407-8035
Replay Dial-in:	1-877-660-6853
Replay Access Codes:	Account #286; Conference ID #247653
(Both are needed to access the replay)

Replay Dates:	July 30, 2007 at 1:00 P.M. (ET) through
August 13, 2007 at 11:59 P.M. (ET)

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All interested parties are welcome to access the conference call and are requested to call in a few minutes prior to 10:00 A.M. (ET) to register for the event. After the presentation by Messrs. Daly and Millet there will be an opportunity for questions and answers.

Live access to the call on a listen only basis will also be available on the internet at the Company’s website at www.berkshirebank.com by clicking on the Investor Relations link and then selecting the Webcast link on the Corporate Profile page. A replay of the call will also be available at the website for an extended period of time.

BACKGROUND

Berkshire Hills Bancorp, Inc. is the holding company for Berkshire Bank - AMERICA’S MOST EXCITING BANK(SM). Established in 1846, Berkshire Bank is one of Massachusetts’ oldest and largest independent banks and the largest banking institution based in Western Massachusetts. The Bank is headquartered in Pittsfield, Massachusetts with branches serving communities throughout Western Massachusetts and Northeastern New York. The Company is a diversified regional financial services company, delivering exceptional customer service and a broad array of competitively priced deposit, loan, insurance, wealth management and trust services and investment products. The Company has entered into a definitive merger agreement to acquire Factory Point Bancorp, Inc., which is located in Southern Vermont.

FORWARD-LOOKING STATEMENTS

Statements contained in this news release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  These statements are based on the beliefs and expectations of management.  Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties, and assumptions.  These risks and uncertainties include among others: changes in market interest rates and general and regional economic conditions; changes in government regulations; changes in accounting principles; the quality or composition of the loan and investment portfolios; and the achievement of anticipated future earnings benefits from recent acquisitions.  In addition, the following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: adverse governmental or regulatory policies may be enacted; the risks associated with continued diversification of assets and adverse changes to credit quality; and difficulties associated with achieving expected future financial results.  Additionally, other risks and uncertainties may be described in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, June 30, and September 30 and in its annual report on Form 10-K, each filed with the Securities and Exchange Commission, which are available at the Securities and Exchange Commission’s internet website (www.sec.gov) and to which reference is hereby made.  Therefore, actual future results may differ significantly from results discussed in these forward-looking statements and undue reliance should not be placed on such statements.  The Company assumes no obligation to update any forward-looking statements.

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This news release also contains certain forward-looking statements about the proposed merger of Berkshire Hills Bancorp and Factory Point.  These statements include statements regarding the anticipated closing date of the transaction and anticipated future results.  Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Berkshire Hills Bancorp and Factory Point, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Berkshire Hills Bancorp and Factory Point are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Berkshire Hills Bancorp files with the Securities and Exchange Commission.

The proposed transaction has been submitted to Berkshire Hills’ and Factory Point’s stockholders for their consideration.  Berkshire Hills has filed with the SEC a registration statement on Form S-4 that includes a joint proxy statement/prospectus and other relevant documents concerning Berkshire Hills Bancorp, Factory Point, the proposed transaction, the persons soliciting proxies in the merger and their interest in the merger and related matters.   Stockholders of Berkshire Hills and Factory Point are urged to read the registration statement, including the joint proxy statement/prospectus and any other relevant documents filed with the SEC because they contain important information.  You can obtain a free copy of all documents filed with the SEC by Berkshire Hills on the SEC’s web site (http://www.sec.gov).  In addition, documents field with the SEC by Berkshire Hills are available, without charge, by directing a request to Ann Racine, Investor Relations, Berkshire Hills Bancorp, Inc., 24 North Street, Pittsfield, MA 01201  (413) 236-3239.

Berkshire Hills and its directors and executive officers may be deemed to be participants in the solicitations of proxies from its stockholders in connection with the merger.  Information about the directors and executive officers of Berkshire Hills and their ownership of Berkshire Hills common stock is set forth in the proxy statement, dated April 2, 2007, for Berkshire Hills’ 2007 annual meeting of stockholders, which is available on Berkshire’s website at www.berkshirebank.com or on the SEC’s website.

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NON-GAAP FINANCIAL MEASURES

This press release contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”).  The Company’s management uses certain non-GAAP measures for operational and investment decisions and believes that these measures are among several useful measures for understanding its operating results, performance trends, and financial condition.  These measures should not be construed as a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information.  A reconciliation of non-GAAP financial measures to GAAP measures is included in the accompanying financial tables and elsewhere in this release.  In all cases, it should be understood that non-GAAP per share measures do not depict amounts that accrue directly to the benefit of shareholders.  The Company utilizes the non-GAAP measure of core earnings in evaluating operating trends during the current fiscal period, and compared to the prior fiscal period.  The core earnings measure is not intended to substitute for GAAP net income, but is an additional measure that the Company uses and believes is useful for understanding its operating results.  During the third quarter of 2006, the Company identified charges related to the balance sheet repositioning and to the loan loss allowance adjustment as non-core in the computation of core earnings.  The Company views these charges as infrequent and not specifically related to the Company’s operating activities during the year.

CONTACTS

Michael P. Daly,

President and Chief Executive Officer

413-236-3194

John S. Millet,

Senior Vice President, Interim Chief Financial Officer, and Treasurer

413-236-3252

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BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS - UNAUDITED

	June 30,	March 31,	December 31,
(In thousands, except share data)	2007	2007	2006
Assets
Total cash and cash equivalents	$25,913	$27,567	$30,985
Securities available for sale, at fair value	184,122	191,454	194,206
Securities held to maturity, at amortized cost	39,642	38,152	39,968

Residential mortgages	618,442	608,004	599,273
Commercial mortgages	594,974	590,362	567,074
Commercial business loans	172,299	188,256	189,758
Consumer loans	344,527	343,438	342,882
Total loans	1,730,242	1,730,060	1,698,987
Less: Allowance for loan losses	(19,151)	(19,652)	(19,370)
Net loans	1,711,091	1,710,408	1,679,617

Premises and equipment, net	31,537	30,576	29,130
Goodwill	105,051	104,923	104,531
Other intangible assets	15,474	16,142	16,810
Cash surrender value of life insurance policies	30,836	30,579	30,338
Other assets	25,966	24,772	24,057
Total assets	$2,169,632	$2,174,573	$2,149,642

Liabilities and stockholders’ equity
Demand deposits	$178,673	$174,887	$178,109
NOW deposits	134,978	146,679	153,087
Money market deposits	323,838	311,365	297,155
Savings deposits	195,439	198,262	202,213
Total non-maturity deposits	832,928	831,193	830,564
Brokered time deposits	29,098	29,186	41,741
Other time deposits	666,488	675,233	649,633
Total time deposits	695,586	704,419	691,374
Total deposits	1,528,514	1,535,612	1,521,938

Borrowings	353,083	351,638	345,005
Junior subordinated debentures	15,464	15,464	15,464
Other liabilities	6,219	8,772	9,074
Total liabilities	1,903,280	1,911,486	1,891,481

Total stockholders’ equity	266,352	263,087	258,161
Total liabilities and stockholders’ equity	$2,169,632	$2,174,573	$2,149,642

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED LOAN & DEPOSIT ANALYSIS - UNAUDITED

LOAN ANALYSIS

	June 30, 2007		March 31, 2007		December 31, 2006
(Dollars in millions)	Balance	Annualized growth	Balance	Annualized growth	Balance
Residential mortgages:
1 - 4 Family	$578	3%	$574	5%	$567
Construction	40	71	34	25	32
Total residential mortgages	618	7	608	6	599

Commercial mortgages:
Construction	129	(9)	132	6	130
Single and multi-family	62	(24)	66	6	65
Other commercial mortgages	404	12	392	22	372
Total commercial mortgages	595	3	590	16	567

Commercial business loans	172	(36)	189	(2)	190
Total commercial loans	767	(6)	779	12	757

Consumer loans:
Auto	204	4	202	12	196
Home equity and other	141	—	141	(16)	147
Total consumer loans	345	2	343	—	343
Total loans	$1,730	—%	$1,730	7%	$1,699

DEPOSIT ANALYSIS

	June 30, 2007		March 31, 2007		December 31, 2006
(Dollars in millions)	Balance	Annualized growth	Balance	Annualized growth	Balance
Demand	$179	9%	$175	(7)%	$178
NOW	135	(33)	147	(16)	153
Money market	324	17	311	19	297
Savings	195	(6)	198	(8)	202
Total non-maturity deposits	833	1	831	0	830

Time less than $100,000	376	(5)	381	12	370
Time $100,000 or more	291	(4)	294	20	280
Brokered time	29	—	29	(124)	42
Total time deposits	696	(5)	704	7	692
Total deposits	$1,529	(2)%	$1,535	3%	$1,522

(1)             Annualized growth is compared to the prior quarter end.

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except per share data)	2007	2006	2007	2006
Interest and dividend income
Loans	$29,152	$24,017	$57,674	$46,373
Securities and other	2,842	4,195	5,790	8,909
Total interest and dividend income	31,994	28,212	63,464	55,282
Interest expense
Deposits	12,318	9,843	24,267	18,599
Borrowings and junior subordinated debentures	4,638	3,911	8,969	7,617
Total interest expense	16,956	13,754	33,236	26,216
Net interest income	15,038	14,458	30,228	29,066
Non-interest income
Insurance commissions and fees	3,786	581	8,777	1,489
Deposit service fees	1,788	1,383	3,302	2,669
Wealth management fees	968	772	1,887	1,528
Loan service fees	48	125	357	351
Total fee income	6,590	2,861	14,323	6,037
Other	303	520	726	938
Gain on sale of securities, net	—	529	81	1,026
Total non-interest income	6,893	3,910	15,130	8,001
Total net revenue	21,931	18,368	45,358	37,067
Provision for loan losses	100	600	850	890
Non-interest expense
Salaries and employee benefits	8,230	5,758	16,741	11,411
Occupancy and equipment	2,385	1,822	4,871	3,753
Marketing, data processing, and professional services	2,116	1,595	4,063	3,225
Non-recurring expense	—	385	153	385
Amortization of intangible assets	662	478	1,324	956
Other	1,710	1,600	3,360	3,133
Total non-interest expense	15,103	11,638	30,512	22,863

Income from continuing operations before income taxes	6,728	6,130	13,996	13,314
Income tax expense	2,152	1,888	4,478	4,254
Net income from continuing operations	4,576	4,242	9,518	9,060
Income from discontinued operations before income taxes	—	359	—	359
Income tax expense	—	138	—	138
Net income from discontinued operations	—	221	—	221
Net income	$4,576	$4,463	$9,518	$9,281

Basic earnings per share
Continuing operations	$0.52	$0.50	$1.09	$1.07
Discontinued operations	—	0.02	—	0.02
Total	$0.52	$0.52	$1.09	$1.09

Diluted earnings per share
Continuing operations	$0.52	$0.48	$1.07	$1.03
Discontinued operations	—	0.03	—	0.03
Total	$0.52	$0.51	$1.07	$1.06

Weighted average shares outstanding
Basic	8,732	8,512	8,697	8,492
Diluted	8,875	8,760	8,855	8,758

BERKSHIRE HILLS BANCORP, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

	Quarters Ended
(In thousands, except per share data)	June 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
Interest and dividend income
Loans	$29,152	$28,522	$28,076	$26,388	$24,017
Securities and other	2,842	2,948	3,305	5,000	4,195
Total interest and dividend income	31,994	31,470	31,381	31,388	28,212
Interest expense
Deposits	12,318	11,949	11,679	10,766	9,843
Borrowings and junior subordinated debentures	4,638	4,331	4,131	5,019	3,911
Total interest expense	16,956	16,280	15,810	15,785	13,754
Net interest income	15,038	15,190	15,571	15,603	14,458
Non-interest income
Insurance commissions and fees	3,786	4,991	1,645	623	581
Deposit service fees	1,788	1,514	1,800	1,334	1,383
Wealth management fees	968	919	877	882	772
Loan service fees	48	309	132	209	125
Total fee income	6,590	7,733	4,454	3,048	2,861
Other	303	423	453	248	520
Gain (loss) on sale of securities, net	—	81	924	(5,080)	529
Total non-interest income	6,893	8,237	5,831	(1,784)	3,910
Total net revenue	21,931	23,427	21,402	13,819	18,368
Provision for loan losses	100	750	785	6,185	600
Non-interest expense
Salaries and employee benefits	8,230	8,511	7,296	6,001	5,758
Occupancy and equipment	2,385	2,486	2,061	1,885	1,822
Marketing, data processing, and professional services	2,116	1,947	1,791	1,632	1,595
Non-recurring expense	—	153	1,125	—	385
Amortization of intangible assets	662	662	601	478	478
Other	1,710	1,650	1,778	1,357	1,600
Total non-interest expense	15,103	15,409	14,652	11,353	11,638
Income (loss) from continuing operations before income taxes	6,728	7,268	5,965	(3,719)	6,130
Income tax expense (benefit)	2,152	2,326	1,880	(1,466)	1,888
Net income (loss) from continuing operations	4,576	4,942	4,085	(2,253)	4,242
Income from discontinued operations before income taxes	—	—	29	217	359
Income tax expense	—	—	11	84	138
Net income from discontinued operations	—	—	18	133	221
Net income (loss)	$4,576	$4,942	$4,103	$(2,120)	$4,463

Basic earnings (loss) per share
Continuing operations	$0.52	$0.57	$0.48	$(0.26)	$0.50
Discontinued operations	—	—	—	0.01	0.02
Total	$0.52	$0.57	$0.48	$(0.25)	$0.52

Diluted earnings (loss) per share
Continuing operations	$0.52	$0.56	$0.47	$(0.26)	$0.48
Discontinued operations	—	—	—	0.01	0.03
Total	$0.52	$0.56	$0.47	$(0.25)	$0.51

Weighted average shares outstanding
Basic	8,732	8,662	8,599	8,557	8,512
Diluted	8,875	8,842	8,823	8,557	8,760

BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
ASSET QUALITY ANALYSIS

	At or for the Quarters Ended
(Dollars in thousands)	June 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
NON-PERFORMING ASSETS
Nonaccruing loans:
Residential mortgages	$533	$22	$15	$238	$234
Commercial mortgages	1,580	1,346	308	2,427	—
Commercial business loans	6,816	7,049	7,203	2,445	405
Consumer loans	210	124	66	122	133
Total nonaccruing loans	9,139	8,541	7,592	5,232	772
Real estate owned	—	—	—	—	105
Total nonperforming assets	$9,139	$8,541	$7,592	$5,232	$877

Total nonperforming loans/total loans	0.53%	0.49%	0.45%	0.32%	0.05%
Total nonperforming assets/total assets	0.42%	0.39%	0.35%	0.24%	0.04%

PROVISION AND ALLOWANCE FOR LOAN LOSSES
Balance at beginning of period	$19,652	$19,370	$19,154	$13,537	$13,090
Charged-off loans	(678)	(627)	(754)	(327)	(364)
Recoveries on charged-off loans	77	159	185	184	211
Net loans charged-off	(601)	(468)	(569)	(143)	(153)
Transfer of commitment reserve	—	—	—	(425)	—
Provision for loan losses	100	750	785	6,185	600
Balance at end of period	$19,151	$19,652	$19,370	$19,154	$13,537

Allowance for loan losses/nonperforming loans	210%	230%	255%	366%	1753%
Allowance for loan losses/total loans	1.11%	1.14%	1.14%	1.18%	0.87%

NET LOAN (CHARGE-OFFS) RECOVERIES
Residential mortgages	$—	$—	$—	$—	$(27)
Commercial mortgages	—	—	—	—	—
Commercial business loans	(406)	(251)	(420)	(6)	5
Consumer loans	(195)	(217)	(149)	(137)	(131)
Total net	$(601)	$(468)	$(569)	$(143)	$(153)

Net charge-offs (annualized)/average loans	0.14%	0.11%	0.14%	0.04%	0.04%

AVERAGE FICO SCORES OF CONSUMER
AUTOMOBILE LOANS	730	728	726	724	721

DELINQUENT LOANS
Performing loans (30 days or more delinquent)/total loans	0.36%	0.38%	0.26%	0.29%	0.40%
Nonperforming loans/total loans	0.53%	0.49%	0.45%	0.32%	0.05%
Total delinquent loans/total loans	0.89%	0.87%	0.71%	0.61%	0.45%

BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

At or for the Quarters Ended
June 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
PERFORMANCE RATIOS
Core return on tangible assets	0.97%	1.07%	0.91%	0.97%	0.89%
Return (loss) on total assets	0.84	0.92	0.77	(0.37)	0.85
Core return on tangible equity	13.75	15.40	12.97	12.68	11.41
Return (loss) on total equity	6.86	7.57	6.38	(3.15)	7.00
Net interest margin, fully taxable equivalent	3.15	3.24	3.31	3.22	3.16
Core tangible non-interest income to assets	1.33	1.60	0.97	0.63	0.68
Non-interest income to assets	1.26	1.53	1.09	(0.33)	0.75
Core tangible non-interest expense to assets	2.80	2.87	2.54	2.09	2.17
Non-interest expense to assets	2.76	2.86	2.73	2.08	2.23
Efficiency ratio	64.27	61.07	61.42	55.92	58.73

YEAR-TO-YEAR GROWTH
Total loans	—%	7%	20%	20%	19%
Total deposits	(2)	3	11	11	14

FINANCIAL DATA (In millions)
Total assets	$2,170	$2,175	$2,150	$2,205	$2,148
Total loans	1,730	1,730	1,699	1,633	1,555
Total intangible assets	121	121	121	99	99
Total deposits	1,529	1,535	1,522	1,488	1,464
Total stockholders’ equity	266	263	258	255	248
Total core income	4.6	5.0	4.2	4.7	4.1
Total net income (loss)	4.6	4.9	4.1	(2.1)	4.5

ASSET QUALITY RATIOS
Net charge-offs annualized/average loans	0.14%	0.11%	0.14%	0.04%	0.04%
Non-performing assets/total assets	0.42	0.39	0.35	0.24	0.04
Loan loss allowance/total loans	1.11	1.14	1.14	1.18	0.87
Loan loss allowance/nonperforming loans	2.10	x	2.30	x	2.55	x	3.66	x	17.53	x

PER SHARE DATA
Core earnings, diluted	$0.52	$0.56	$0.48	$0.54	$0.47
Net earnings (loss), diluted	0.52	0.56	0.47	(0.25)	0.51
Tangible book value	16.40	16.13	15.70	17.96	17.30
Total book value	30.12	29.87	29.63	29.31	28.79
Market price at period end	31.51	33.65	33.46	35.59	35.48

CAPITAL RATIOS
Stockholders’ equity to total assets	12.28%	12.10%	12.01%	11.55%	11.56%
Tangible stockholders’ equity to tangible assets	7.08	6.92	6.75	7.41	7.28

(1)             Reconciliations of Non-GAAP financial measures, including all references to core and tangible amounts, appear on page F-9. Tangible assets are total assets less total intangible assets.

(2)             All performance ratios are annualized and are based on average balance sheet amounts, where applicable.

BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCES

	Quarters Ended
(In thousands)	June 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
Assets
Loans
Residential mortgages	$612,289	$603,858	$592,016	$576,105	$561,444
Commercial mortgages	593,134	577,645	547,096	496,428	450,283
Commercial business loans	191,967	188,194	187,997	185,573	161,618
Consumer loans	344,069	340,563	341,311	327,746	312,813
Total loans	1,741,459	1,710,260	1,668,420	1,585,852	1,486,158
Securities	228,471	231,035	259,838	398,915	408,542
Short-term investments	5,232	1,915	16,343	1,017	744
Total earning assets	1,975,162	1,943,210	1,944,601	1,985,784	1,895,444
Intangible assets	120,698	121,059	115,580	98,793	98,944
Other assets	91,320	91,298	88,125	98,307	94,805
Total assets	$2,187,180	$2,155,567	$2,148,306	$2,182,884	$2,089,193

Liabilities and stockholders’ equity
Deposits
NOW	$140,089	$142,403	$138,293	$131,687	$140,103
Money market	309,675	294,015	299,927	283,194	284,447
Savings	195,551	199,517	204,104	212,706	208,345
Time	703,595	702,554	686,818	664,207	643,398
Total interest-bearing deposits	1,348,910	1,338,489	1,329,142	1,291,794	1,276,293
Borrowings and debentures	386,044	375,730	371,201	445,494	380,131
Total interest-bearing liabilities	1,734,954	1,714,219	1,700,343	1,737,288	1,656,424
Non-interest-bearing demand deposits	178,356	170,819	178,756	178,535	171,787
Other liabilities	7,359	8,456	10,511	8,221	6,456
Total liabilities	1,920,669	1,893,494	1,889,610	1,924,044	1,834,667

Stockholders’ equity	266,511	262,073	258,696	258,840	254,526
Total liabilities and stockholders’ equity	$2,187,180	$2,155,567	$2,148,306	$2,182,884	$2,089,193

Supplementary data
Total non-maturity deposits	$823,671	$806,754	$821,080	$806,122	$804,682
Total deposits	1,527,266	1,509,308	1,507,898	1,470,329	1,448,080
Fully taxable equivalent income adj.	540	553	566	548	506

(1)             Average balances for securities available-for-sale are based on amortized cost.

BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
AVERAGE YIELDS  (Fully Taxable Equivalent - Annualized)

	Quarters Ended
	June 30, 2007	Mar. 31, 2007	Dec. 31, 2006	Sept. 30, 2006	June 30, 2006
Earning assets
Loans
Residential mortgages	5.36%	5.29%	5.29%	5.24%	5.19%
Commercial mortgages	7.55	7.47	7.57	7.37	7.32
Commercial business loans	7.81	8.09	7.98	8.31	8.07
Consumer loans	6.98	6.97	7.01	6.94	6.74
Total loans	6.71	6.76	6.68	6.58	6.46
Securities	5.92	6.06	5.64	5.55	4.59
Short-term investments	5.25	5.25	5.25	5.25	4.94
Total earning assets	6.63	6.63	6.52	6.38	6.07

Funding liabilities
Deposits
NOW	1.50	1.54	1.23	0.98	1.02
Money Market	3.73	3.63	3.61	3.51	3.36
Savings	1.08	1.06	1.03	1.02	0.78
Time	4.78	4.77	4.62	4.41	4.17
Total interest-bearing deposits	3.66	3.62	3.49	3.31	3.09
Borrowings and debentures	4.82	4.67	4.42	4.47	4.13
Total interest-bearing liabilities	3.92	3.85	3.69	3.60	3.33

Net interest spread	2.71	2.78	2.83	2.78	2.74
Net interest margin	3.15	3.24	3.31	3.22	3.16

Cost of funds	3.55	3.50	3.34	3.27	3.02

(1)             Average balances and yields for securities available-for-sale are based on amortized cost.

(2)             Cost of funds includes all deposits and borrowings.

(3)             Data for the second quarter of 2006 had no revenue for Federal Home Loan Bank dividends due to a delay in the dividend declaration schedule.  Third quarter data includes 2 such dividends, including $420,000 delayed from the second quarter.

BERKSHIRE HILLS BANCORP, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

		At or for the Quarters Ended					For six months ended
		June 30,	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	June 30,
(Dollars in thousands)		2007	2007	2006	2006	2006	2007	2006
Net income (loss)		$4,576	$4,942	$4,103	$(2,120)	$4,463	$9,518	$9,281
Adj: (Gain) loss on sale of securities, net		—	(81)	(924)	5,080	(529)	(81)	(1,026)
Less: Income from discontinued operations		—	—	(29)	(217)	(359)	—	(359)
Plus: Loan loss allowance pool adjustment		—	—	—	5,512	—	—	—
Plus: Other non-recurring expense		—	153	1,125	—	385	153	385
Adj: Income taxes		—	(29)	(57)	(3,525)	166	(29)	330
Core income	(A)	4,576	4,985	4,218	4,730	4,126	9,561	8,611
Plus: Amort. intangible assets (net of taxes)		444	444	403	320	320	887	640
Tangible core income	(B)	$5,020	$5,429	$4,621	$5,050	$4,446	$10,447	$9,251

Total non-interest income		$6,893	$8,237	$5,831	$(1,784)	$3,910	15,130	$8,001
Adj: (Gain) loss on sale of securities, net		—	(81)	(924)	5,080	(529)	(81)	(1,026)
Total core non-interest income	(C)	6,893	8,156	4,907	3,296	3,381	15,049	6,975
Net interest income		15,038	15,190	15,571	15,603	14,458	30,228	29,066
Total core revenue	(D)	$21,931	$23,346	$20,478	$18,899	$17,839	$45,277	$36,041

Total non-interest expense		$15,103	$15,409	$14,652	$11,353	$11,638	30,512	$22,863
Less: Other non-recurring expense		—	(153)	(1,125)	—	(385)	(153)	(385)
Core non-interest expense	(E)	15,103	15,256	13,527	11,353	11,253	30,359	22,478
Less: Amortization of intangible assets		(662)	(662)	(601)	(478)	(478)	(1,324)	(956)
Total core tangible non-interest expense	(F)	$14,441	$14,594	$12,926	$10,875	$10,775	$29,035	$21,522

(Dollars in millions, except per share data)
Total average assets		$2,187	$2,156	$2,148	$2,183	$2,089	$2,169	$2,066
Less: Average intangible assets		(121)	(121)	(116)	(99)	(99)	(114)	(99)
Total average tangible assets	(G)	$2,066	$2,035	$2,032	$2,084	$1,990	$2,054	$1,967

Total average stockholders’ equity		$267	$262	$259	$259	$255	$262	$252
Less: Average intangible assets		(121)	(121)	(116)	(99)	(99)	(114)	(99)
Total average tangible stockholders’ equity	(H)	$146	$141	$143	$160	$156	$148	$153

Total stockholders’ equity, period-end		$266	$263	$258	$255	$248	$266	$248
Less: Intangible assets, period-end		(121)	(121)	(121)	(99)	(99)	(121)	(99)
Total tangible stockholders’ equity, period-end	(I)	$145	$142	$137	$156	$149	$145	$149

Total shares outstanding, period-end (thousands)	(J)	8,842	8,807	8,713	8,689	8,622	8,842	8,622
Average diluted shares outstanding (thousands)	(K)	8,875	8,842	8,823	8,557	8,760	8,855	8,758

Core earnings per share	(A/K)	$0.52	$0.56	$0.48	$0.54	$0.47	$1.08	$0.98
Tangible book value per share	(I/J)	$16.40	$16.13	$15.70	$17.96	$17.30	$16.40	$17.30

Core return on tangible assets	(B/G)	0.97%	1.07%	0.91%	0.97%	0.89%	1.02%	0.94%
Core return on tangible equity	(B/H)	13.75	15.40	12.97	12.68	11.41	14.17	12.02
Core tangible non-interest income to assets	(C/G)	1.33	1.60	0.97	0.63	0.68	1.47	0.71
Core tangible non-interest exp to assets	(F/G)	2.80	2.87	2.54	2.09	2.17	2.83	2.19
Efficiency ratio		64.27	61.07	61.42	55.92	58.73	62.62	58.10

(1)             Efficiency ratio is computed by dividing total tangible core non-interest expense by the sum of total net interest income on a fully taxable equivalent basis and total core non-interest income.  The Company uses this non-GAAP measure, which is used widely in the banking industry, to provide important information regarding its operational efficiency.

(2)             Ratios are annualized and based on average balance sheet amounts, where applicable.

(3)             In the third quarter 2006, the average diluted shares for core income per share totaled 8,805,000.

(4)             Quarterly data may not sum to year-to-date data due to rounding.